Greater Community Bancorp
                                   EXHIBIT 21
                                       TO
                         2002 ANNUAL REPORT ON FORM 10-K


                           Subsidiaries of the Company

     Greater  Community   Bancorp  (the  "Company")  has  three   directly-owned
operating  bank   subsidiaries,   Greater  Community  Bank  ("GCBank"),   Bergen
Commercial   Bank   ("BCB")  and  Rock   Community   Bank   ("RCB")  (the  "Bank
Subsidiaries"), all of which are New Jersey commercial banking corporations. The
Company owns 100% of the outstanding shares of the Bank Subsidiaries. GCBank and
BCB  each has one  wholly-owned  non-bank  subsidiary,  Great  Falls  Investment
Company, Inc. and BCB Investment Company, Inc., respectively,  both of which are
New Jersey business corporations, each of which, in turn, owns 100% of the stock of a Delaware non-bank subsidiary.

     The Company also  directly owns 100% of the  outstanding  shares of Greater
Community Services, Inc., a New Jersey business corporation, which provides accounting/bookkeeping, data processing and management information systems, loan operations and various other banking-related services at cost. The Corporation also owns 100% of Greater Community Financial, LLC, a registered broker-dealer, and 100% of GCB Realty, LLC.

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

     These relationships are indicated in the following chart.

         --------------------------------------------------------------------------------------------------------------

                                                   Greater Community Bancorp
                                                         (registrant)
                                                        (the "Company")
         --------------------------------------------------------------------------------------------------------------

                                 Greater            Bergen                              GCB Realty,         Rock
               Greater          Community         Commercial            Greater             LLC           Community
              Community            Bank              Bank              Community                            Bank
           Services, Inc.                                          Financial, L.L.C.

                100%               100%              100%                100%               100%            100%



                                                BCB Investment
                                                Company, Inc.
                                                     100%

                                               Sears Drive Corp
                                                     100%


         -------------------- --------------- ------------------- ----------------

                                                                     Highland
             Great Falls       Redeem, Inc.        Greater         Capital Corp.
             Investment                           Community
              Company,                         Insurance, Inc.
                Inc.

                100%               100%              100%              100%


              Union Boulevard Corp

                 100%